UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

GLOBAL ARENA HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49819	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 2nd Avenue, Ste 454 New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(646) 801-5524

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On July 1, 2025, Global Arena Holding, Inc., a Delaware corporation (the “Company”) entered into that certain Asset Purchase Agreement (the “APA”) with GES Acquisition Corp., a Delaware corporation (“GES Acquisition Corp.”); Global Election Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GES”); Global Election Services Holding LLC, a Delaware limited liability company (“GES Holding”); and Easterly CV VI LLC, a Delaware limited liability company (“Easterly”).

Asset Purchase. Pursuant to the APA, GES Acquisition Corp. agreed to acquire substantially all of the operating assets of GES as it relates to its business of providing technology-enabled absentee paper ballot, mail ballot, and online election services within the United States (the “Business”). The assets being sold include all tangible and intangible property used in the Business, contracts, intellectual property, assigned permits, accounts receivable, rights to causes of actions and warranties, purchased records, and business goodwill. GES Acquisition Corp. will also assume certain specified liabilities. The APA excludes specific assets and liabilities, including but not limited to GES’s cash and equivalents, tax returns and refunds, retained benefit plans and employment agreements, any contracts or permits not otherwise assigned, and any liabilities arising prior to the effective time of the APA.

Consideration. The total consideration payable to GES and its shareholders in connection with the transaction include:

-	$2.3 million in cash (a portion of which will be used to pay or settle outstanding indebtedness and GES expenses at the closing of the transaction (“Closing”)) in exchange for 2,453,333 shares of Series A Convertible Preferred Stock of GES Acquisition Corp. (“Series A Stock”) issued to Easterly;
-	4,000,000 shares of common stock of GES Acquisition Corp. issued to GES Holding;
-	Forgiveness of $1.125 million in Company and/or GES debt owed to Easterly, satisfied through the issuance of 1,200,000 shares of Series A Stock;
-	Entry into a $2.2 million credit facility agreement between Easterly and GES Acquisition Corp., convertible into Series A Stock under specified conditions.

Employment. Upon Closing, John Matthews and Kathryn Weisbeck will enter into employment agreements with GES Acquisition Corp., and enter into a Non-disclosure, Non-solicitation and IP Rights Agreement. Further, John Matthews will be appointed as a director of GES Acquisition Corp. and the Board of Directors of GES Acquisition Corp. will be limited to no more than two other persons. GES Acquisition Corp. may offer employment to selected GES employees at its discretion; those employees will become “Hired Employees” and transition plans are outlined for benefit coverage and COBRA compliance.

Closing Conditions. The transaction is subject to standard conditions, including but not limited to receipt of required stockholder approvals by GES and the Company; repayment or settlement of all GES debt; no injunctions or governmental restriction on the transaction; and no material adverse effect on either party from the Effective Date of the APA through Closing. Closing is also conditioned upon the finalization and execution of all transaction documents, including a Certificate of Designations of Preferences and Rights of the Series A Stock, debt settlement agreements, employment agreements, and the credit facility agreement.

Termination. The APA may be terminated by mutual written consent; upon breach by any party that is not cured within the specified period; if required stockholder approvals are not obtained; or if the transaction does not close by August 31, 2025.

Indemnification. The APA includes mutual indemnification obligations whereby GES and Company agreed to indemnify GES Acquisition Corp. and Easterly against liabilities arising from excluded assets or liabilities and breaches of representations. GES Acquisition Corp. and Easterly also agreed to indemnify GES and the Company against liabilities arising from assumed obligations and breaches. Indemnification claims must exceed $100,000 and total liability for non-fraud claims was capped at $1.375 million.

The information set forth above is qualified in its entirety by reference to the APA, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Certificate of Designations

Attached as Exhibit B to the APA was the form of Certificate of Designations of Preferences and Rights (the “Certificate of Designations”) of Series A Stock of GES Acquisition Corp. which included the following terms:

Number and Stated Value. The Certificate of Designations designates 6,000,000 shares of GES Acquisition Corp.’s authorized preferred stock as “Series A Stock,” with each share of Series A Stock having a stated value of $0.9375.

Interest. Each share of Series A Stock accrues an annual rate of return on the Stated Value at the initial rate of 10% per year, simple interest (the “Preferred Return”).

Liquidation Preference. In the event of a liquidation, dissolution, or winding up of GES Acquisition Corp., holders of Series A Stock are entitled to receive a preference equal to the Stated Value plus the then-accrued and unpaid Preferred Return, before any distribution to holders of common stock or other junior securities. If funds are insufficient to pay full preference, distributions shall be made on a pro rata basis.

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Dividends. The Series A Stock participates in common stock dividends on an as-converted basis, payable only when and if declared by the Board of Directors. No dividends shall be paid on junior securities unless and until all declared dividends on the Series A Stock have been paid.

Optional Conversion. Each share of Series A Stock is convertible into shares of GES Acquisition Corp.’s common stock, at the option of the holder, at an initial conversion ratio of 1:1, subject to customary adjustments for stock splits, recapitalizations, dividends, reclassifications, and similar events.

Automatic Conversion. There is an automatic conversion upon (i) the consummation of an initial public offering; and/or (ii) the written election of 50% or more of the holders of the Series A Stock.

Beneficial Ownership Limitation. Conversion is subject to a beneficial ownership limitation of 9.99%, which may be waived or increased by the holder of Series A Stock upon 61 days prior notice to GES Acquisition Corp..

Principal Market Regulation. GES Acquisition Corp.is not allowed to issue common stock from conversions of Series A Stock if doing so would violate the stock exchange rules of Nasdaq (or any applicable stock exchange), except if GES Acquisition Corp. obtains stockholder approval or obtains a legal opinion that such approval is not required.

Redemption. At any time commencing seven years after the date of filing of the Certificate of Designations, upon the written election of 50% of the holders of the Series A Stock, GES Acquisition Corp. shall deem the Series A Stock at the liquidation preference value. Holders of the Series A Stock may opt out within 10 business days.

Board Representation. For so long as any shares of Series A Preferred remain outstanding, holders are entitled to designate a specified number of directors to GES Acquisition Corp.’s Board of Directors (each, a “Series A Director”), and certain corporate actions require the consent of the Series A Stock or a Series A Director. These include changes to GES Acquisition Corp.’s charter, issuance of senior or pari passu securities, liquidation events, material indebtedness, and certain equity-related transactions, among others.

Voting Rights. The Series A Stock votes with GES Acquisition Corp.’s common stock on an as-converted basis on matters submitted to stockholders, but does not vote separately except as required by law or on significant corporate actions as provided for under the terms of the Certificate of Designations.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit B to the APA and incorporated herein by reference. The Certificate of Designations has not yet been finalized nor has it been filed with the Secretary of State of the State of Delaware and is subject to change pending the closing of the transaction contemplated by the APA.

Credit Facility Agreement

Attached as Exhibit C to the APA was the form of Credit Facility Agreement (the “CFA”) between GES Acquisition Corp. and Easterly, as the lender. Pursuant to the CFA, Easterly is to provide a senior secured credit facility in an aggregate principal amount of up to $2,2000,000 (the “Credit Facility”). Pursuant to the CFA, GES Acquisition Corp. will issue a convertible promissory note (the “Note”) in favor of Easterly, the terms of which are as follows:

Maximum Commitment Amount. The loan commitment amount is $2,200,000.

Draw Request Milestones. GES Acquisition Corp. is subject to certain milestones and dates that must be attained in order to request tranches of $450,000, as further set forth in the CFA.

Interest. The interest rate payable on the loans is 0.1% per annum.

Maturity Date. The maturity date is the earlier of (a) 24 months from the effective date of the CFA, (b) the date of prepayment of the Note, or (iii) the date of an occurrence of an Event of Default and acceleration of the Note pursuant to the CFA.

Conversion. The outstanding principal and accrued interest under the note is convertible at any time at the election of Easterly into shares of Series A Stock. The conversion price is equal to $0.9375, subject to adjustment.

The CFA includes customary representations and warranties by the parties as well as customary events of default, including non-payment, covenant breaches, insolvency events, and cross-defaults.

The foregoing description of the CFA and the related note does not purport to be complete and is qualified in its entirety be reference to the full text of such agreements, which is filed as Exhibit C to the APA and incorporate herein by reference. The CFA has not yet been finalized nor has it been executed by the parties, and is subject to change pending the closing of the transaction contemplated by the APA.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Arena Holding, Inc.

Dated: July 8, 2025	By:	/s/ John Matthews
John Matthews
Chief Executive Officer

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